UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-33185 (Commission File Number)	33-0927979 (I.R.S. Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA (Address of principal executive offices)		92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 1, 2011, our Board of Directors retained Michael J. Gennaro, a partner at FLG Partners, LLC (“FLG Partners”), a leading Silicon Valley chief financial officer services and board advisory consultancy firm, to serve as our Chief Financial Officer. Mr. Gennaro will serve as our Chief Financial Officer and principal financial and accounting officer. Michael Coffee, our current Chief Business Officer, resigned as our Interim Chief Financial Officer effective upon the appointment of Mr. Gennaro to such position and Mr. Coffee ceased serving as our principal financial and accounting officer at that time.

Mr. Gennaro, age 60, has over 30 years of financial, operational and international experience, and has been a partner at FLG Partners since December 2006. While at FLG Partners, Mr. Gennaro has provided financial consulting services to several companies, including Nordic Windpower USA, Inc., Blue Coat Systems, Inc. (Nasdaq: BCSI), SMART Modular Technologies (WWH) Inc. and MIPS Technologies, Inc. From March 2000 to January 2006, he held the position of Vice President - Finance and CFO, at Sylantro Systems, Inc., a provider of telecommunications software. From 1998 to 2000, Mr. Gennaro served as Vice President - Finance and CFO at Inverse Network Technology, Inc., a provider of software that measures the quality of internet service. He served as Vice President - Finance of Novell, Inc. (Nasdaq: NOVL), a provider of server operating systems and internet software from 1994 to 1998. He also previously served as Vice President - Finance and Chief Financial Officer of Piiceon, Inc. and Verticom, Inc., and held several other finance-related positions at high-tech companies. He is a former Audit Manager with Arthur Young & Company, now Ernst & Young, and was a Certified Public Accountant in California and New Jersey. Mr. Gennaro holds an M.B.A. in Accounting from Rutgers Graduate School of Business and a B.S. in Mathematics from Rutgers University.

In connection with retaining Mr. Gennaro as our Chief Financial Officer, we entered into a Confidential Consulting Agreement with FLG Partners, effective September 1, 2011, for the provision of Mr. Gennaro’s services (the “Consulting Agreement”), and will pay FLG Partners at a rate of $300 per hour for Mr. Gennaro’s services under the Consulting Agreement. The Consulting Agreement requires that the Company indemnify Mr. Gennaro and FLG Partners in connection with his performance of services. It has an indefinite term, subject to termination in accordance with its terms.

The foregoing description of Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On September 1, 2011, our Board of Directors appointed Kazuko Matsuda, M.D., Ph.D, MPH as our Chief Medical Officer. Dr. Matsuda, age 45, has served as our Vice President of Clinical Development since April 2010 with responsibility for all of our clinical development. From August 2008 to November 2009, Dr. Matsuda served as an assistant professor with the University of Southern California, Keck School of Medicine. From August 2005 to July 2008, Dr. Matsuda served as Clinical Fellow with the Children’s Hospital Los Angeles. Dr. Matsuda commenced her residency in internal medicine/pediatrics at Michigan State University and completed a pediatric residency at Loma Linda University. Dr. Matsuda is a board certified pediatrician in both the United States and Japan. Dr. Matsuda holds an M.D. and Ph.D. from Sapporo Medical University School of Medicine and an MPH from Harvard University, School of Public Health.

In connection with appointing Dr. Matsuda as our Chief Medical Officer, our Board of Directors approved (i) an increase in her annual base salary from $240,000 to $285,000 with the base salary increase effective as of September 1, 2011; (ii) a grant of a stock option to purchase 60,000 shares of our common stock at the fair market value on September 1, 2011, and subject to monthly year vesting for the 48 months from the date of grant; and (iii) a target bonus eligibility increase from 15% of her base salary to 30% of her base salary, pro-rated for 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

10.1	Confidential Consulting Agreement, dated September 1, 2011, by and between MediciNova, Inc. and FLG Partners, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

	By:	/s/ Michael Coffee

Michael Coffee
Chief Business Officer

Date: September 8, 2011

EXHIBIT INDEX

Number	Description

10.1	Confidential Consulting Agreement, dated September 1, 2011, by and between MediciNova, Inc. and FLG Partners, LLC.